U.S. SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549

                              FORM 8-K/A

                            CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

           DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                           OCTOBER 14, 2004

                         POWER MARKETING, INC.
        (Exact name of registrant as specified in its charter)


      Delaware                      333-96257            13-3851304
(State or other jurisdiction       (Commission         (I.R.S. Employer
of incorporation or organization)  File Number)   Identification No.)


        46 Water Street, South Glastonbury, Connecticut  06073
               (Address of principal executive offices)

                            (860) 633-8812
         (Registrant's telephone number, including area code)


     (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION  8 -   OTHER EVENTS

ITEM 8.01      OTHER EVENTS

     On October 4, 2004, the Registrant and TAG Entertainment, Inc., a privately-held independent producer of family oriented feature films based in Universal City, California, announced that they had reached an agreement on the acquisition of TAG by Power Marketing. The companies had previously announced their intention to enter into a business combination in which TAG would be the surviving company. Under the agreement, TAG shareholders will receive approximately 21,450,000 shares of common stock of Power Marketing and TAG will become a wholly owned subsidiary of Power Marketing. On the closing, it is anticipated that the combined company will have approximately 23,900,000 shares of common stock outstanding and the name of the company will be changed to TAG Entertainment Corp. The agreement and plan of reorganization is subject to the completion of due diligence and necessary corporate approvals, and there can be no assurance the merger will be consummated. After the merger, TAG will focus on expanding its demographic reach to include a broader worldwide audience. TAG intends to produce and distribute feature films for multiple film genres in order to meet the growing demands of theatrical, television and home entertainment buyers.

Steve Austin, the current president of TAG, will become President and Chief Executive Officer of the TAG Entertainment Corp. and a new Board of Directors will be formed. TAG will also seek to expand its production capability by adding additional experienced professionals to the company's executive staff.

ABOUT TAG ENTERTAINMENT, INC.

TAG Entertainment, Inc. is an independently financed, fully integrated family film company based in Universal City, California. TAG's principal business is the development and production of high quality family-oriented feature films for worldwide distribution. The company's feature films are developed and produced principally for the domestic and international theatrical motion picture markets. The company's television programming includes movies-for-television for the major television networks, basic cable, pay cable, first-run syndication and international markets. Established in 1999, TAG has fully financed and distributed five live action family films and has acquired certain rights to additional motion pictures of varying quality and commercial potential.

     Because this proposed acquisition is subject to numerous conditions precedent, it cannot be determined at this time that the transaction is more likely than not to be consummated.

ITEM 9.   EXHIBITS

     The following exhibit is attached hereto:

     Exhibit "2" - Agreement and Plan of Reorganization between the Registrant and TAG ENTERTAINMENT, Inc., dated effective as of October 14, 2004.

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                              SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   POWER MARKETING, INC.



DATE: OCTOBER 19, 2004             BY:   /s/ John Furlong
                                   John Furlong, President and Director